VITA FOOD PRODUCTS, INC.

                                       AND

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                       AND

                         NATIONAL SECURITIES CORPORATION

                             -----------------------


                                WARRANT AGREEMENT







                         Dated as of November ____, 1996

         AGREEMENT, dated this ___ day of _______, 1996, by and among VITA FOOD PRODUCTS, INC., a Nevada corporation (the "Company"), AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Warrant Agent (the "Warrant Agent"), and NATIONAL SECURITIES CORPORATION, its successors and assigns ("National" or the "Representative").

                              W I T N E S S E T H:

         WHEREAS, in connection with (i) the Company's offering to the public of 1,150,000 shares of Common Stock (as defined in Section 1), and 1,150,000 redeemable common stock purchase warrants (the "Warrants"), each warrant entitling the holder thereof to purchase one additional share of Common Stock;
(ii) the over-allotment option to purchase up to an additional 172,500 shares of Common Stock and/or 172,500 Warrants (the "Over-allotment Option"); and (iii) the sale to National of warrants (the "Representative's Warrants") to purchase up to 115,000 shares of Common Stock and/or 115,000 Warrants, the Company will issue up to 1,437,500 Warrants; and

         WHEREAS, the Company desires to provide for the issuance of certificates representing the Warrants; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants and the rights of the holders thereof.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, National, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

         SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

         (a)      "Act" shall mean the Securities Act of 1933, as amended.

         (b)      "CHX" shall mean the Chicago Stock Exchange.

         (c) "Common Stock" shall mean the authorized stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage which at the date hereof consists of 2,950,000 shares of Common Stock, par value $.01 per share.

         (d)      "Commission" shall mean the Securities and Exchange
Commission.

         (e) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its business in New York, New York, shall be administered, which office is located on the date hereof c/o American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

         (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (g)  "Exercise  Date"  shall mean,  subject to the  provisions  of
Section  5(b) hereof,  as to any  Warrant,  the date on which the  Warrant
Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (ii) payment in cash or by official bank or certified check made payable to the Warrant Agent for the account of the Company, of the amount in lawful money of the United States of America equal to the applicable Exercise Price (as hereinafter defined) in good funds.



          (h) "Exercise Price" shall mean, subject to modification and adjustment as provided in Section 8, $______ per share [150% of the initial public offering price per share] and further subject to the Company's right, in its sole discretion, to decrease the Exercise Price for a period of not less than 30 days on not less than 30 days' prior written notice to the Registered Holders and National.

          (i) "Initial Warrant Exercise Date" shall mean ______ [the date 12 months after the date of Prospectus].

          (j) "Initial Warrant Redemption Date" shall mean _____ [the date 18 months after the date of the Prospectus].

          (k) "NASD" shall mean the National Association of Securities Dealers, Inc.

         (l)"Redemption Date" shall mean the date (which may not occur before the Initial Warrant Redemption Date) fixed for the redemption of the Warrants in accordance with the terms hereof.

         (m) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Warrants, in accordance with the terms hereof, which price shall be $0.01 per Warrant, subject to adjustment from time to time pursuant to the provisions of Section 9 hereof.

         (n)  "Registered  Holder"  shall  mean the  person  in  whose  name any
certificate   representing  the  Warrants  shall  be  registered  on  the  books maintained by the Warrant Agent pursuant to Section 6.

         (o) "Representative's Warrant Agreement" shall mean the agreement dated as of __________, 1996 between the Company and National relating to and governing the terms and provisions of the Representative's Warrants.

         (p) "Transfer Agent" shall mean American Stock Transfer & Trust Company, or its authorized successor.

         (q) "Underwriting Agreement" shall mean the underwriting agreement dated _________, 1996 between the Company and the several underwriters listed therein relating to the purchase for resale to the public of 1,150,000 shares of Common Stock and 1,150,000 Warrants.

         (r) "Warrant Certificate" shall mean a certificate representing each of the Warrants substantially in the form annexed hereto as Exhibit A.

         (s) "Warrant Expiration Date" shall mean, unless the Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (New York time), on ___________ [5 years from the date of the Prospectus], or the Redemption Date as defined herein, whichever date is earlier; PROVIDED that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York time) on the next following day which, in the State of New York, is not a holiday or a day on which banks are authorized to close. Upon five business days' prior written notice to the Registered Holders, the Company shall have the right to extend the Warrant Expiration Date.

         SECTION 2.  Warrants and Issuance of Warrant Certificates.

         (a) Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase at the Exercise Price therefor from the Initial Warrant Exercise Date until the Warrant Expiration Date one share of Common Stock upon the exercise thereof in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

         (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants sold pursuant to the Underwriting Agreement (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Warrant Agent.

         (c) Upon exercise of the Representative's Warrants as provided therein, Warrant Certificates representing all or a portion of 115,000 Warrants to purchase  up to an  aggregate  of 115,000  shares of Common  Stock  (subject  to modification and adjustment as provided in Section 8 hereof and in the Representative's Warrant Agreement), shall be countersigned, issued and delivered by the Warrant Agent upon written order of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary.

         (d) From time to time, up to the Warrant Expiration Date or the Redemption Date, whichever date is earlier, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided herein, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder and those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants held by the exercising Registered Holder, (ii) Warrant Certificates issued upon any transfer or exchange of Warrants, (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7,
(iv) Warrant Certificates issued pursuant to the Representative's Warrant Agreement, and (v) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Exercise Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to
Section 8 hereof.

         SECTION 3.  Form and Execution of Warrant Certificates.

         (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter "W" on the Warrants.

         (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In any case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder promptly and without further action by the Company, except as otherwise provided by Section 4(a) hereof.

         SECTION 4.  Exercise.

         (a) Warrants in denominations of one or whole number multiples thereof may be exercised by the Registered Holder thereof commencing at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder, upon exercise thereof, as of the close of business on the Exercise Date. If Warrants in denominations other than whole number multiples thereof shall be exercised at one time by the same Registered Holder, the number of full shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares of Common Stock issuable upon such exercise. As soon as practicable on or after the Exercise Date and in any event within five business days after such date, if one or more Warrants have been exercised, the Warrant Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. Upon the exercise of any one or more Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and, subject to subsection (b) below, shall cause all payments of an amount in cash or by check made payable to the order of the Company, equal to the Exercise Price, to be deposited promptly in the Company's bank account.

         (b) The Company shall engage National as a Warrant solicitation agent, and, at any time upon the exercise of any Warrants after one year from the date hereof, the Company shall instruct the Warrant Agent to, and the Warrant Agent shall, on a daily basis, within two business days after such exercise, notify National of the exercise of any such Warrants and shall, on a weekly basis (subject to collection of funds constituting the tendered Exercise Price, but in no event later than five business days after the last day of the calendar week in which such funds were tendered), remit to National an amount equal to three percent (3%) of the Exercise Price of such Warrants then being exercised unless National shall have notified the Warrant Agent that the payment of such amount with respect to such Warrant is violative of the General Rules and Regulations promulgated under the Exchange Act, or the rules and regulations of the NASD or applicable state securities or "blue sky" laws, or the Warrants are those underlying the Representative's Warrants in which event, the Warrant Agent shall have to pay such amount to the Company; provided, that, the Warrant Agent shall not be obligated to pay any amounts pursuant to this Section 4(b) during any week that such amounts payable are less than $1,000 and the Warrant Agent's obligation to make such payments shall be suspended until the amount payable aggregates $1,000, and provided further, that, in any event, any such payment (regardless of amount) shall be made not less frequently than monthly. Notwithstanding the foregoing, National shall be entitled to receive the commission contemplated by this Section 4(b) as Warrant solicitation agent only if: (i) National has provided actual services in connection with the solicitation of the exercise of a Warrant by a Registered Holder and (ii) the Registered Holder exercising a Warrant affirmatively designates in writing on the exercise form on the reverse side of the Warrant Certificate that the exercise of such Registered Holder's Warrant was solicited by National.

         (c) The Company shall not be required to issue fractional shares on the exercise of Warrants. Warrants may only be exercised in such multiples as are required to permit the issuance by the Company of one or more whole shares. If one or more Warrants shall be presented for exercise in full at the same time by the same Registered Holder, the number of whole shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares purchasable on exercise of the Warrants presented. If any fraction of a share would, except for the provisions provided herein, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to such fraction multiplied by the then current market value of a share of Common Stock, determined as follows:

                  (1) If the Common Stock is listed or admitted to unlisted trading privileges on one or more national securities exchanges and/or is quoted through the Nasdaq Stock Market, the current market value of a share of Common Stock shall be the closing sale price of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants on whichever of such exchanges or stock market had the highest daily trading volume for the Common Stock on such day; or

                  (2) If the Common Stock is not listed or admitted to unlisted trading privileges on any national securities exchange and is not quoted through the Nasdaq Stock Market, but is traded in the over-the-counter market, the current market value of a share of Common Stock shall be the average of the last reported bid and asked prices of the Common Stock reported by the National Quotation Bureau, Inc. (or any successor) on the last business day prior to the date of exercise of the Warrants; or

                  (3) If neither clause (1) nor clause (2) immediately above is applicable, the current market value of a share of Common Stock shall be an amount, not less than the book value thereof as of the end of the most recently completed fiscal quarter of the Company ending prior to the date of exercise, determined by the Board of Directors of the Company exercising good faith and using customary valuation methods.

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         SECTION 5.  Reservation of Shares; Listing; Payment of Taxes; etc.

         (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

         (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post-effective amendment, use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding and deliver a prospectus which complies with Section 10(a)(3) of the Act, to the Registered Holder exercising the Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities law or if the Company receives a letter from the staff of the Commission stating that it would not take any enforcement action if such registration is not effected). The Company will use its best efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to any such securities. However, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

         (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

         (d) The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

         SECTION 6.  Exchange and Registration of Transfer.

         (a)  Warrant   Certificates   may  be  exchanged   for  other   Warrant
Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and, upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

         (b) The Warrant Agent shall keep, at its office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with customary practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants of the same class.

         (c) With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof or his attorney-in-fact duly authorized in writing.

         (d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         (e) All Warrant Certificates surrendered for exercise or for exchange shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement.

         (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or the Warrant Agent that a new Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

         SECTION 8. Adjustment of Exercise Price and Number of Shares of Common Stock Purchasable. The Exercise Price in effect at any time and the number of shares of Common Stock purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (a) Dividend,  Subdivision and  Combination.  In case the Company shall
(i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of shares of Common Stock issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of the applicable shares of Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         (c) Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         (d) Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to each Registered Holder a supplemental warrant agreement providing that the Registered Holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger to which the Registered Holder would have been entitled if the Registered Holder had exercised such Warrant immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

         (e) Post Adjustment Certificate. After each adjustment of the Exercise Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman, Chief Executive Officer or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted,
(ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated herein.

         (f) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (i) Upon the issuance or sale of the Warrants or the shares of Common Stock issuable upon exercise of the Warrants;

                  (ii) Upon the issuance or sale of Common Stock (or any other security convertible, exercisable, or exchangeable into shares of Common Stock) upon the direct or indirect conversion, exercise, or exchange of any options, rights, warrants, or other securities or indebtedness of the Company outstanding as of the date of this Agreement or granted pursuant to any stock option plan of the Company in existence as of the date of this Agreement, pursuant to the terms thereof, or issued pursuant to a stock purchase plan of the Company in existence as of the date of this Agreement, pursuant to the terms thereof, or

                  (iii) If the amount of said adjustment shall be less than ten cents ($.10) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least ten cents ($.10) per share.

         SECTION 9.  Redemption.

         (a) Commencing on the Initial Warrant Redemption Date, the Company may, on 30 days' prior written notice, redeem all the Warrants at one cent ($0.01) per Warrant, PROVIDED, HOWEVER, that before any such call for redemption of Warrants can take place, the average closing bid price for the Common Stock as reported by the CHX, if the Common Stock is then traded on the CHX (or the average closing sale price, if the Common Stock is then traded on any other exchange or any Nasdaq Market) shall have equaled or exceeded $_____ per share [200% of the initial public offering price per share of Common Stock] (the "Minimum Price") for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date on which the notice contemplated by (b) and (c) below is given. In the event that at any time, or from time to time, the Exercise Price is adjusted pursuant to
Section 8, and if National gives its prior written consent to the giving of the notice of redemption and the proposed redemption, then the Minimum Price shall be adjusted by a corresponding percentage (e.g., if the Exercise Price is increased by 50% the Minimum Price shall be increased by 50%, and if the Exercise Price is decreased by 50% the Minimum Price shall be decreased by 50%).

         (b) In case the Company shall exercise its right to redeem all of the Warrants, it shall give or cause to be given notice to the Registered Holders of the Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provide herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. Not less than five (5) business days prior to the mailing to the Registered Holders of the Warrants of the notice of redemption, the Company shall deliver or cause to be delivered to National a similar notice telephonically and confirmed in writing and assuming National is engaged as a Warrant solicitation agent, the Company shall also deliver or cause to be delivered to National a list of the Registered Holders (including their respective addresses and number of Warrants beneficially owned) to whom such notice of redemption has been or will be given.

         (c) The notice of redemption  shall specify (i) the  redemption  price,
(ii) the Redemption Date, which shall in no event be less than thirty (30) days after the date of mailing of such notice, (iii) the place where the Warrant Certificate shall be delivered and the redemption price shall be paid, (iv) that National shall receive the commission contemplated by Section 4(b) hereof if they comply with that Section, and (v) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date fixed for redemption. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         (d) Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

         (e) If National acts as the Warrant solicitation agent for the Company, the Company shall indemnify National and each person, if any, who controls National within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the registration statement or prospectus referred to in Section 5(b) hereof to the same extent and with the same effect (including the provisions regarding contribution) as the provisions pursuant to which the Company has agreed to indemnify National contained in
Section 7 of the Underwriting Agreement.

         (f) Five business days prior to the Redemption Date, the Company shall furnish to National, as Warrant solicitation agent, (i) an opinion of counsel to the Company, dated such date and addressed to National, and (ii) a "cold comfort" letter dated such date addressed to National, signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

         SECTION 10.  Concerning the Warrant Agent.

         (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company and National, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

         (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence, bad faith or willful misconduct.

         (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company or for National) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

        (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand reasonably believed by it to be genuine.

         (e) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities relating to any period prior to such resignation or resulting as a result of the Warrant Agent's own negligence, bad faith or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

         (f) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holders of each Warrant Certificate.

         (g) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall retain for a period of two years from the date of exercise any Warrant Certificate received by it upon such exercise.

         SECTION 11. Modification of Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; PROVIDED, HOWEVER, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 66-2/3% of the Warrants then outstanding; PROVIDED, FURTHER, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or increases in the Exercise Price therefor or acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed. In addition, this Agreement may not be modified, amended or supplemented without the prior written consent of National, other than to cure any ambiguity or to correct any provision which is inconsistent with any other provision of this Agreement or to make any such change that is necessary or desirable and which shall not adversely affect the interests of National and except as may be required by law.

         SECTION 12. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class registered or certified mail, postage prepaid, as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at Vita Food Products, Inc., 2222 West Lake Street, Chicago, Illinois 60612, Attention: President, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at 40 Wall Street, New York, New York 10005, or to such other address as may have been furnished to the Company in writing by the Warrant Agent. Copies of any notice delivered pursuant to this Agreement shall also be delivered to National Securities Corporation, 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154-1100, Attention: General Counsel, or at such other address as may have been furnished to the Company and the Warrant Agent in writing.

         SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to conflicts of laws.

         SECTION 14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, National, the Warrant Agent and their respective successors and assigns and the holders from time to time of Warrant Certificates or any of them. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

         SECTION 15. Termination. This Agreement shall terminate at the close of business on the Expiration Date of all of the Warrants or such earlier date upon which all Warrants have been exercised or redeemed, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of
Section 10 hereof shall survive such termination.

         SECTION 16. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first date first above written.


       VITA FOOD PRODUCTS, INC.

        By:
                       --------------------------------------------------------
        Name:
                       --------------------------------------------------------
        Title:
                       --------------------------------------------------------


       AMERICAN STOCK TRANSFER &
       TRUST COMPANY,
       as Warrant Agent

        By:
                       --------------------------------------------------------

       NATIONAL SECURITIES
       CORPORATION, INC.

        By:
                       --------------------------------------------------------
        Name:          Steven A. Rothstein
                       --------------------------------------------------------
        Title:         Chairman
                       --------------------------------------------------------

                                    EXHIBIT A


No. W _______                                     VOID AFTER DECEMBER ___, 2001

                                    WARRANTS

                        REDEEMABLE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK

                            VITA FOOD PRODUCTS, INC.

                                                             CUSIP # __________

THIS CERTIFIES THAT, FOR VALUE RECEIVED

or its registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.01 per share, of Vita Food Products, Inc. (the "Company"), at any time between December __, 1997 [one year after the date of the Prospectus] (the "Initial Warrant Exercise Date"), and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $_____ per share [150% of the initial public offering price per share], subject to adjustment (the "Exercise Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated December ___ 1996 [the date of the Prospectus], by and among the Company, National Securities Corporation ("National") and the Warrant Agent.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                  The term "Expiration Date" shall mean 5:00 p.m. (New York time) on the date which is four (4) years after the Initial Warrant Exercise Date. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act'), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment for registration of transfer of this Warrant Certificate at such office and payment of any tax or other charge imposed in connection therewith or incident thereto, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $0.01 per Warrant, at any time commencing after _______________ [the date 18 months from the date of the Prospectus], provided that the average closing bid price for the Common Stock shall have equaled or exceeded $_____ per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the Notice of Redemption, as defined below (subject to adjustment in the event of any stock splits or other similar events as provided in the Warrant Agreement). Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth day before the date fixed for redemption as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $0.01 per Warrant upon surrender of this Warrant Certificate.

                  Upon certain circumstances, National may be entitled to receive, as a Warrant solicitation fee, an aggregate of three percent (3%) of the Exercise Price of the Warrants represented hereby.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to conflicts of laws.

                  This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:

[SEAL]           VITA FOOD PRODUCTS, INC.

                   By:
                                  ----------------------------------------------
                   Name:
                                  ----------------------------------------------
                   Title:
                                  ----------------------------------------------

                   By:
                                  ----------------------------------------------
                   Name:
                                  ----------------------------------------------
                   Title:
                                  ----------------------------------------------


COUNTERSIGNED:


AMERICAN STOCK TRANSFER &
  TRUST COMPANY,


--------------------------------
as Warrant Agent


By:-----------------------------
   Authorized Officer

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants



       The undersigned Registered Holder hereby irrevocably elects to exercise --------------- Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of



                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------
                     (please print or type name and address)



and be delivered to


                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------
                     (please print or type name and address)



and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registrant Holder at the address stated below.

IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1.  The  exercise  of  this  Warrant  was   solicited  by  National
    Securities Corporation                                              [ ]

2.  The exercise of this Warrant was solicited by
    __________________________.                                         [ ]

3.  The exercise of this Warrant was not solicited.                     [ ]


Dated: ----------------    ----------------------------------


                           ----------------------------------


                           ----------------------------------
                           Address


                           ---------------------------------
                           Social Security or Taxpayer
                           Identification Number



                           ---------------------------------
                           Signature Guaranteed



                           ---------------------------------

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants



            FOR VALUE RECEIVED, ---------------------, hereby sells, assigns and transfers unto

                        PLEASE INSERT SOCIAL SECURITY OR
                            OTHER IDENTIFYING NUMBER

                    ---------------------------------------

                    ---------------------------------------

                    ---------------------------------------

                    ---------------------------------------
                     (please print or type name and address)





--------------------------- of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ------------------- Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:____________________

                       ----------------------------------
                       Signature Guaranteed


                       ----------------------------------

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY
PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER   AND
MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C.
RULE 17Ad-15.